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                                                                   EXHIBIT 10(X)

                       THIRD AMENDMENT TO LOAN DOCUMENTS

         This Third Amendment to Loan Documents (this "Third Amendment") is entered into on the 26th day of October, 2001, to be effective as of August 31, 2001 (the "Effective Date"), by and between FIFTH THIRD BANK, a Michigan banking corporation, f/k/a Old Kent Bank (the "Bank"), One Vandenberg Center, Grand Rapids, Michigan 49503, and RIVIERA TOOL COMPANY, a Michigan corporation ("Borrower"), 5460 Executive Parkway, Grand Rapids, Michigan 49512.

                                    RECITALS:

         A. The Bank and the Borrower are parties to a First Restated Loan Agreement dated as of August 31, 1999 (the "First Restated Loan Agreement"), as amended by the First and Second Amendments thereto (the First Restated Loan Agreement, as amended by the First and Second Amendments to Loan Documents, is referred to in this Third Amendment as the "Existing Loan Agreement"). Capitalized terms used but not defined in this Third Amendment shall have the meanings given such terms in the Existing Loan Agreement.

         B. At the Borrower's request, the Bank has agreed to modify certain of the loan covenants in the Existing Loan Agreement.

         NOW, THEREFORE, the Bank and the Borrower agree as follows:

         1. Definitions. From and after the date of this Third Amendment, each reference in the Existing Loan Agreement or this Third Amendment to the term (a) "Loan Agreement" or "Agreement" means the Existing Loan Agreement, as modified by this Third Amendment, and (b) "Loan Documents" means that term as it is defined in the Existing Loan Agreement, including, without limitation, this Third Amendment.

         2. Borrower's Agreements and Acknowledgments. The Borrower restates, affirms and makes, as of the Effective Date, each of the covenants, agreements, acknowledgments, representations, warranties, waivers and releases contained in the Loan Documents. Further, except as specifically modified hereby, the Borrower ratifies and affirms the continuing validity and binding effect of the Loan Documents and represents and warrants to the Bank that all representations and warranties contained in each of the Loan Documents are true as of the date hereof. The Borrower represents and warrants that each balance sheet, statement of income, statement of retained earnings and statement of changes in financial position submitted to the Bank present fairly the financial position of the Borrower as of the date of such statement. No changes having a material adverse effect upon any obligor for any existing loans by the Bank to the Borrower have occurred since the date of the most recent of such financial statements.

         3.       Restatement of Certain Financial Covenants.

         (a) Paragraph 6.8 of the First Restated Loan Agreement as previously amended is further amended and restated as follows:


         Maintain Tangible Net Worth (the applicable amount for each date of determination being referred to herein as the "Minimum Net Worth") of not less than: (a) $14,000,000 for the period beginning August 31, 2001 and ending February 27, 2002; (b) $13,300,000 for the period beginning February 28, 2002 and continuing thereafter until all of the Borrower's indebtedness to the Bank has been repaid in full, with interest.


         (b) Paragraph 6.10 of the First Restated Loan Agreement as previously amended is further amended and restated as follows:




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         Maintain a ratio of total Liabilities to Tangible Net Worth of not more than (a) .7:1 as measured on August 31, 2001; (b) .65:1 as measured on November 30, 2001 and February 28, 2002; (c) .8:1 as measured on May 31, 2002; and (d)
 .75:1 as measured on August 31, 2002 and the last day of each November, February, May and August thereafter.

         4. Effect of this Third Amendment. The Loan Documents are hereby amended as required (and only as required) to give effect to the amendments expressly provided for in this Third Amendment. Each of the Loan Documents shall be deemed to have been amended by this Third Amendment as if such Loan Document had been specifically amended by separate instrument.

         5. No other Amendments, etc. Except as expressly set forth above, the Existing Loan Agreement, each of the Notes, and all of the other Loan Documents shall remain in full force and effect as originally executed and delivered by the parties, and are hereby ratified and affirmed by the undersigned.

         6. Counterparts. This Third Amendment may be executed in one or more counterparts, each of which shall be considered an original and all of which shall constitute the same instrument.


         IN WITNESS WHEREOF, the parties have executed this Third Amendment to Loan Documents as of the day and year first above written.


WITNESSES:



                                        RIVIERA TOOL COMPANY
-----------------------------

                                        By:   /s/ Kenneth K. Rieth
-----------------------------                 --------------------
                                              Kenneth K. Rieth, President


                                        FIFTH THIRD BANK
-----------------------------

                                        By:   /s/ John C. Pollock
-----------------------------                 --------------------
                                              John C. Pollock, Vice President




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